Exhibit 99.1

Magnum Hunter Resources Corporation
Unaudited Pro Forma Consolidated Balance Sheet

The unaudited pro forma consolidated balance sheet gives effect to the following transactions (collectively referred to as the “transactions”):

1)
The sale by Williston Hunter Canada, Inc., a subsidiary of Magnum Hunter Resources Corporation (the “Company”), of certain oil and natural gas properties and assets located in Alberta, Canada (“Williston Hunter Canada Properties”) for cash consideration of CAD $9.5 million (approximately U.S. $8.6 million at the exchange rate as of the close of business on March 31, 2014), before customary purchase price adjustments, which closed on April 10, 2014; and

2)
The sale by the Company of 100% of its ownership interest in the Company's Canadian subsidiary, Williston Hunter Canada, Inc., whose assets consisted primarily of oil and natural gas properties located in the Tableland Field in Saskatchewan, Canada, for a purchase price of CAD $75.0 million (approximately U.S. $67.8 million at the exchange rate as of the close of business on March 31, 2014), subject to customary purchase price adjustments. The transaction closed on May 12, 2014.

The unaudited pro forma balance sheet as of March 31, 2014 is based on the Company’s unaudited consolidated balance sheet as of March 31, 2014, included in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2014, and gives effect to the transactions described above as if they occurred on March 31, 2014.

Because all of the operations of Williston Hunter Canada, Inc. were presented as discontinued operations in the Company’s historical financial statements for the three months ended March 31, 2014 and twelve months ended December 31, 2013, there were no pro forma adjustments to continuing operations. Therefore no pro forma statement of operations is presented.

The unaudited pro forma consolidated balance sheet as of March 31, 2014 presented herein has been included as required by the rules of the Securities and Exchange Commission and is provided for informational purposes only. The unaudited pro forma consolidated balance sheet should be read in conjunction with the Company’s historical consolidated financial statements and related notes for the three months ended March 31, 2014 and the year ended December 31, 2013.

The unaudited pro forma consolidated balance sheet presented herein is based upon assumptions and includes adjustments as explained in the notes to the unaudited pro forma consolidated balance sheet, and the actual recording of the transactions could differ. The unaudited pro forma consolidated balance sheet presented herein is not necessarily indicative of the financial position that would have occurred had the transactions described above occurred on the date indicated and should not be viewed as indicative of financial position in the future. However, management believes that the assumptions used provide a reasonable basis for presenting the significant effects of the transactions discussed above and that the pro forma adjustments give appropriate effect to those assumptions.

MAGNUM HUNTER RESOURCES CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
March 31, 2014
(in thousands)

	Historical	Williston Hunter Canada Properties		Williston Hunter Canada, Inc. Transaction		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$64,452	$8,587	A	$67,792	D	$140,831
Restricted cash	5,000	—		—		5,000
Accounts receivable:
Oil and natural gas sales	28,698	—		—		28,698
Joint interest and other, net of allowance for doubtful accounts	34,010	—		—		34,010
Derivative assets	35	—		—		35
Inventory	4,052	—		—		4,052
Investments	11,436	—		—		11,436
Prepaid expenses and other assets	3,471	—		—		3,471
Assets held for sale	5,018	—		(2,830)	E	2,188
Total current assets	156,172	8,587		64,962		229,721

Property plant and equipment:
Oil and natural gas properties, successful efforts method of accounting, net	1,221,298	—		—		1,221,298
Gas transportation, gathering, and processing equipment, net	317,187	—		—		317,187
Total property and equipment, net	1,538,485	—		—		1,538,485

Other assets:
Deferred financing costs, net of amortization	17,738	—		—		17,738
Derivative assets, long-term	585	—		—		585
Intangible assets, net	6,029	—		—		6,029
Goodwill	30,602	—		—		30,602
Assets held for sale	142,349	(1,702)	B	(55,087)	E	85,560
Other assets	1,893	—		—		1,893
Total assets	$1,893,853	$6,885		$9,875		$1,910,613

The accompanying Notes are an integral part of the Unaudited Pro Forma Consolidated Balance Sheet.

MAGNUM HUNTER RESOURCES CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
March 31, 2014
(in thousands)

	Historical	Williston Hunter Canada Properties		Williston Hunter Canada, Inc. Transaction		Pro Forma
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of notes payable	$5,372	$—		$—		$5,372
Accounts payable	136,740	—		—		136,740
Accounts payable to related parties	451	—		—		451
Accrued liabilities	68,245	—		—		68,245
Revenue payable	11,317	—		—		11,317
Derivative liabilities	5,276	—		—		5,276
Liabilities associated with assets held for sale	20,159	(54)	B	(3,846)	E	16,259
Other liabilities	2,456	—		—		2,456
Total current liabilities	250,016	(54)		(3,846)		246,116

Other liabilities:
Long-term debt	891,534	—		—		891,534
Asset retirement obligation	16,546	—		—		16,546
Derivative liabilities, long-term	72,611	—		—		72,611
Other long term liabilities	2,218	—		—		2,218
Long-term liabilities associated with assets held for sale	12,983	—		(1,510)	E	11,473
Total liabilities	1,245,908	(54)		(5,356)		1,240,498

Redeemable preferred stock:
Series C Cumulative Perpetual Preferred Stock	100,000	—		—		100,000
Series A Convertible Preferred Units of Eureka Hunter Holdings, LLC	142,275	—		—		142,275

Shareholders’ equity:
Preferred Stock, 10,000,000 shares authorized
Series D Cumulative Perpetual Preferred Stock	221,244	—		—		221,244
Series E Cumulative Convertible Preferred Stock	95,069	—		—		95,069
Common stock	1,773	—		—		1,773
Additional paid in capital	767,645	—		—		767,645
Accumulated deficit	(662,853)	6,939	C	(6,659)	F	(662,573)
Accumulated other comprehensive loss	(22,305)	—		21,890	E	(415)
Treasury stock, at cost:
Series E Cumulative Preferred Stock	(2,030)	—		—		(2,030)
Common stock	(1,914)	—		—		(1,914)
Total Magnum Hunter Resources Corporation shareholders’ equity	396,629	6,939		15,231		418,799
Non-controlling interest	9,041	—		—		9,041
Total shareholders’ equity	405,670	6,939		15,231		427,840
Total liabilities and shareholders’ equity	$1,893,853	$6,885		$9,875		$1,910,613

The accompanying Notes are an integral part of the Unaudited Pro Forma Consolidated Balance Sheet.

Magnum Hunter Resources Corporation
Notes to Unaudited Pro Forma Consolidated Balance Sheet

A.	To record the proceeds from the sale of the Williston Hunter Canada Properties of CAD $9.5 million (USD $8.6 million) of cash, before customary closing adjustments.

B	To remove the Williston Hunter Canada Properties and related asset retirement obligation which were sold.

C
To record the gain of approximately $6.9 million in accumulated deficit for the sale of the Williston Hunter Canada Properties as the difference in the consideration received and carrying value of net assets sold.

D	To record the proceeds from the sale by the company of Williston Hunter Canada, Inc. of CAD $75.0 million (USD $67.8 million) of cash, before customary closing adjustments.

E	To remove the assets, liabilities, and accumulated other comprehensive income of Williston Hunter Canada, Inc., upon the sale.

F	To record the loss of approximately $6.7 million in accumulated deficit for the transaction as the difference in the consideration received and carrying value of net assets sold.

Summary Pro Forma Oil, Gas and Natural Gas Reserves Data (Unaudited)

The table sets forth summary pro forma reserve data at December 31, 2013, which give effect to the transactions.

Estimated Quantities of Oil and Natural Gas Reserves at December 31, 2013

	Historical	Williston Hunter Canada Properties	Williston Hunter Canada, Inc. Transaction	Pro Forma
Proved Reserves
Crude Oil (MBbl)	24,336	(217)	(2,126)	21,993
NGL (Mboe)	10,422	-	(12)	10,410
Gas (MMcf)	246,782	(102)	(82)	246,598
Total (MBOE)	75,887	(234)	(2,152)	73,501

Proved Developed Reserves
Crude Oil (MBbl)	12,085	(217)	(1,944)	9,924
NGL (Mboe)	6,989	-	-	6,989
Gas (MMcf)	176,585	(102)	-	176,483
Total (MBOE)	48,506	(234)	(1,945)	46,327

Standardized Measure of Discounted Future Net Cash Flows at December 31, 2013 (in thousands)

	Historical	Williston Hunter Canada Properties	Williston Hunter Canada, Inc. Transaction	Pro Forma
Future cash inflows	$3,711,260	$(19,453)	$(193,301)	$3,498,506
Future production costs	(1,423,306)	4,475	70,664	(1,348,167)
Future development costs	(421,797)	—	6,750	(415,047)
Future income tax expense	(149,367)	—	—	(149,367)
Future net cash flows	1,716,790	(14,978)	(115,887)	1,585,925
10% annual discount for estimated timing of cash flows	(872,280)	4,741	48,805	(818,734)
Standardized measure of discounted future net cash flows	$844,510	$(10,237)	$(67,082)	$767,191